Exhibit 99.1

FOR IMMEDIATE DISTRIBUTION	Media Relations
Jane Hynes
salesforce.com
(415) 901-5079
jhynes@salesforce.com

Investor Relations
David Havlek
salesforce.com
(415) 536-2171
dhavlek@salesforce.com

Salesforce.com Enters into a Definitive Agreement to Acquire Jigsaw

Jigsaw’s unique Wikipedia-style crowd-sourcing model delivers the world’s most complete, accurate and up-to-date business contact data

The combination of Jigsaw and salesforce.com will allow companies to easily find, purchase and manage data that is seamlessly integrated with their CRM apps

Salesforce.com makes strategic entry into the $3 billion market for cloud-based data services

With Jigsaw and salesforce.com, data service providers like D&B, Hoover’s and LexisNexis have the opportunity to expand existing partnerships to deliver new services in the cloud

San Francisco, April 21, 2010 – Salesforce.com [NYSE: CRM], the enterprise cloud computing (http://www.salesforce.com/cloudcomputing/) company, today announced it has entered into a definitive agreement to acquire Jigsaw, the leader in crowd-sourced data services in the cloud. The transaction is subject to customary closing conditions.

Jigsaw’s unique Wikipedia-style crowd-sourcing model delivers the world’s most complete, accurate and up-to-date business contact data. Since Jigsaw’s offering is delivered in the cloud, companies can focus on realizing success instead of focusing on legacy enterprise data management models that require expensive integration and continuous, dedicated maintenance. The acquisition will combine the power of salesforce.com’s suite of CRM applications and leading enterprise cloud platform with Jigsaw’s cloud-based model for the automation of acquiring, completing and cleansing business contact data. Jigsaw’s data cloud platform also creates an enormous opportunity for developers and independent software vendors to deliver entirely new applications that leverage the business contact data found in Jigsaw. The proposed acquisition will mark salesforce.com’s strategic entry into the $3 billion market for cloud-based business to business data services, and will create new opportunities for salesforce.com to partner with information services companies like D&B, Hoover’s and LexisNexis.

Companies and professionals, whether or not already salesforce.com customers, can become members of the Jigsaw community by sharing common contact data that is found on a business card, including name, title, company, mailing address, business telephone number and e-mail address. Any Jigsaw.com community member can access the database, and can accumulate points through helping to maintain data quality. These points may be redeemed for access to additional records. In addition, companies or professionals may utilize the Jigsaw service by purchasing contact data. Jigsaw also offers premium automated data cleansing services to update and enrich data critical to success for any CRM deployment for a subscription-based fee. Jigsaw sets the standard among business contact data service providers by allowing business professionals included in the database to easily edit their information, set their contact preferences or if they choose, opt out of the listing.

Comments on the News

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“Salesforce.com is excited to bring the data services industry into the era of Cloud 2,” said Marc Benioff, chairman and CEO, salesforce.com. “With Jigsaw, we’ll make it as easy as Wikipedia to source data, as easy as iTunes to buy data and as easy as Facebook to stay updated as the data changes.”

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“Companies are utilizing crowd-sourced data services in the cloud more than ever because it offers the best quality information,” said Jim Fowler, CEO, Jigsaw. “This is an exciting opportunity for all of us at Jigsaw, and will help us accelerate our ability to bring cloud-based data services to a wider audience.”

Salesforce.com to Deliver the Business Contact Data Critical to CRM Success

The process of trying to acquire, complete and cleanse business contact data is far too taxing and inefficient to meet the modern needs of companies in today’s competitive marketplace. Historically, companies have spent vast amounts of time and resources to build a database of complete contact information for their sales organization only to see its quality quickly deteriorate. With the integrated Jigsaw and salesforce.com solution, companies will be able to better acquire and cleanse all business contact data. While Jigsaw will remain open to all CRM systems, current salesforce.com customers will find an integrated experience that includes an automated process for data cleansing. In addition, since Jigsaw products are already integrated with salesforce.com technologies, when Salesforce Chatter becomes generally available later this year, users will be able to receive real-time feeds when data changes or requires cleansing.

Jigsaw’s tremendous success has been fueled by its vibrant community of more than 1.2 million members. Over the last six years, community members have built and maintained a contact database of more than 21 million professionals at nearly 4 million companies. The proposed acquisition will extend and accelerate the community’s growth. Jigsaw currently has 800 corporate customers like New Horizons Computer Learning Centers, Hackett Group and Sales Performance International.

Acquisition Marks Salesforce.com’s Strategic Entry into $3B Cloud-Based Data Services Market

Spurred by the success and widespread adoption of cloud computing applications, platforms and collaboration technology, businesses of all sizes across all industries are now turning to the cloud to buy data. In acquiring the San Mateo-based Jigsaw, salesforce.com will make a strategic entry into the $3 billion market. Salesforce.com’s entry into the market creates new opportunities for the company to expand partnerships with data service providers like D&B, Hoover’s and LexisNexis, opening up entirely new revenue streams for the company.

Details Regarding the Proposed Jigsaw Acquisition:

•	Approximately $142M cash purchase price, plus a performance-based contingent earn out of up to 10% of the purchase price.

•	The deal is expected to close in Q2FY11, subject to customary closing conditions.

Financial Impact of Proposed Jigsaw Transaction to Salesforce.com Reported FY11 Results (assuming a Q2FY11 close date):

•	Q1FY11 (quarter ending April 30, 2010): The acquisition is expected to have no material impact to salesforce.com’s fiscal first quarter results.

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FY11 (year ending January 31, 2011): The transaction will affect salesforce.com’s results in its fiscal second through fourth quarters. GAAP revenue from the acquisition, is expected to be approximately $10M to $15M and non-GAAP revenue, excluding the deferred revenue write-down related to the transaction, is expected to be approximately $17M to $22M. The transaction is also expected to reduce salesforce.com’s GAAP EPS by approximately $0.20 to $0.22, and non-GAAP EPS by approximately $0.06 to $0.08 in FY11. Non-GAAP EPS estimates exclude the impact of the following non-cash items: stock-based compensation, amortization of purchased intangibles and deferred revenue write-down related to this transaction, as well as the tax consequences associated with these items.

Outlook:

•	The Company is expected to provide a more comprehensive update to its full FY11 outlook when it announces its Q1FY11 results, expected in late May, 2010.

Salesforce.com will host a conference call at 8:30 AM (ET) / 5:30 AM (PT), April 21, 2010, to discuss the definitive agreement to acquire Jigsaw with the investment community. A live web broadcast of the event will be available on the salesforce.com Investor Relations Website at http://www.salesforce.com/investor. A live dial-in is available domestically at (866) 901-SFDC or (866) 901-7332 and internationally at (706) 902-1764. A replay will be available at (800) 642-1687 or (706) 645-9291, passcode 70466135, until midnight (ET) May 7, 2010.

About salesforce.com

Salesforce.com is the enterprise cloud computing company. Based on salesforce.com’s real-time, multitenant architecture, the company’s platform and CRM applications (http://www.salesforce.com/crm) have revolutionized the way companies collaborate and communicate with their customers, including:

•	The Sales Cloud, for sales force automation and contact management

•	The Service Cloud, for customer service and support solutions

•	Chatter, for social collaboration

•	The Force.com platform, for custom application development

•	The AppExchange, the world’s leading marketplace for enterprise cloud computing applications

Salesforce.com offers the fastest path to customer success with cloud computing. As of January 31, 2010, salesforce.com manages customer information for approximately 72,500 customers including Allianz Commercial, Dell, Japan Post, Kaiser Permanente, KONE, and SunTrust Banks.

Any unreleased services or features referenced in this or other press releases or public statements are not currently available and may not be delivered on time or at all. Customers who purchase salesforce.com applications should make their purchase decisions based upon features that are currently available. Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM.” For more information please visit http://www.salesforce.com, or call 1-800-NO-SOFTWARE.

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